As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-1335253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

(Address of registrant’s principal executive offices)

Luby’s, Inc. Incentive Stock Plan

Amended and Restated as of December 6, 2005

(Full title of Plan)

Peter Tropoli

Senior Vice President, General Counsel and Secretary

Luby’s, Inc.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

(Name and address of agent for service)

(713) 329-6800

(Telephone number, including area code, of agent for service)

Copy to:

William S. Anderson, Esq.

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1122

Facsimile: (713) 437-5370

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.32 per share(3)	100,000 shares	$11.14	$1,114,000	$120

(1)	Calculated pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 9, 2006 ($11.14 per share).
(2)	Paid herewith.
(3)	Each share of Common Stock includes one Common Stock Purchase Right. No separate consideration is payable for the Common Stock Purchase Rights. The registration fee for these securities is included in the fee for the Common Stock.

Explanatory Note

Luby’s, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 100,000 shares of its common stock, par value $0.32 per share (the “Common Stock”), issuable pursuant to the Luby’s, Inc. Incentive Stock Plan, Amended and Restated as of December 6, 2005 (the “Plan”). The Plan, as approved by the stockholders of the Company at its 2006 Annual Meeting of Stockholders, which was held on January 19, 2006, among other things, increases by 100,000 the number of shares of Common Stock authorized for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 001-08308) are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005, as filed with the Commission on November 14, 2005;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended November 23, 2005, as filed with the Commission on December 30, 2005, for the quarterly period ended February 15, 2006, as filed with the Commission on March 27, 2006, and for the quarterly period ended May 10, 2006, as filed with the Commission on June 16, 2006;

3.	The Company’s Current Reports on Form 8-K as filed with the Commission on September 7, 2005, November 14, 2005, December 9, 2005 and April 3, 2006 (other than information that is furnished rather than filed in accordance with Commission rules); and

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A, as filed with the Commission on January 26, 1982, and the description of the Company’s common stock purchase rights contained in its Registration Statement on Form 8-A/A, as filed with the Commission on April 14, 2004.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules), will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Bylaws of the Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company has entered into indemnification agreements with certain of its officers and directors that provide for indemnification of such officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
3.1	Certificate of Incorporation of Luby’s, Inc. as currently in effect (filed as Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, and incorporated herein by reference)

3.2	Bylaws of Luby’s, Inc. as currently in effect (filed as Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference)

4.1	Description of Common Stock Purchase Rights of Luby’s Cafeterias, Inc., included in the Company’s Registration Statement on Form 8-A (filed April 17, 1991, effective April 26, 1991, File No. 1-8308, and incorporated herein by reference)

4.2	Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, and incorporated herein by reference)

4.3	Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, and incorporated herein by reference)

4.4	Amendment No. 3 dated May 29, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference)

4.5	Amendment No. 4 dated March 8, 2001, to Rights Agreement dated April 16, 1991 (filed as Exhibit 99.1 to the Company’s Registration Statement on Form 8-A12B/A on March 22, 2001, and incorporated herein by reference)

5.1	Validity Opinion of Bracewell & Giuliani LLP

10.1	Luby’s, Inc. Incentive Stock Plan, Amended and Restated as of December 6, 2005 (filed as Annex B to the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders on December 13, 2005, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (set forth on the signature pages hereto)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 2006.

LUBY’S, INC.
(Registrant)

By:	/s/ Christopher J. Pappas
Name:	Christopher J. Pappas
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Ernest Pekmezaris and Peter Tropoli, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 15th, 2006.

Signature	Title
/s/ Gasper Mir, III Gasper Mir, III	Chairman of the Board

/s/ Christopher J. Pappas Christopher J. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Ernest Pekmezaris Ernest Pekmezaris	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Judith B. Craven Judith B. Craven	Vice Chairman of the Board

/s/ Arthur R. Emerson Arthur R. Emerson	Director

Signature	Title
/s/ Jill Griffin Jill Griffin	Director

/s/ J.S. B. Jenkins J.S. B. Jenkins	Director

/s/ Frank Markantonis Frank Markantonis	Director

/s/ Joe C. McKinney Joe C. McKinney	Director

/s/ Harris J. Pappas Harris J. Pappas	Director

/s/ Jim W. Woliver Jim W. Woliver	Director

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation of Luby’s, Inc. as currently in effect (filed as Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, and incorporated herein by reference)

3.2	Bylaws of Luby’s, Inc. as currently in effect (filed as Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference)

4.1	Description of Common Stock Purchase Rights of Luby’s Cafeterias, Inc., included in the Company’s Registration Statement on Form 8-A (filed April 17, 1991, effective April 26, 1991, File No. 1-8308, and incorporated herein by reference)

4.2	Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, and incorporated herein by reference)

4.3	Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, and incorporated herein by reference)

4.4	Amendment No. 3 dated May 29, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference)

4.5	Amendment No. 4 dated March 8, 2001, to Rights Agreement dated April 16, 1991 (filed as Exhibit 99.1 to the Company’s Registration Statement on Form 8-A12B/A on March 22, 2001, and incorporated herein by reference)

5.1	Validity Opinion of Bracewell & Giuliani LLP

10.1	Luby’s, Inc. Incentive Stock Plan, Amended and Restated as of December 6, 2005 (filed as Annex B to the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders on December 13, 2005, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (set forth on the signature pages hereto)